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                                                                 EXHIBIT 23.2



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


Fundex Games, Ltd.
Indianapolis, Indiana

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 4, 1996, relating to the financial statements of Fundex Games, Ltd. which is contained in that Prospectus.

     We also consent to the reference to us under the captions "Experts" and "Selected Financial Data" in the Prospectus.


                                     /s/BDO Seidman, LLP
                                     -------------------
Chicago, Illinois                    BDO Seidman, LLP
October 7, 1996